SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2017

Sunvalley Solar, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-150692	20-8415633
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

398 Lemon Creek Dr., Suite A Walnut, CA	91789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  909-598-0618

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2017, Henry Yu resigned from our Board of Directors.  There were no known disagreements with Mr. Yu regarding our operations, policies, or practices. Also effective August 31, 2017, William Hsien, the CEO of our subsidiary Sunvalley Solar Tech, Inc., was appointed to the Board of Directors.  On October 2, 2017, Xueze Zheng was appointed to our Board of Directors.

William Hsien, our newly-appointed Director, serves as the CEO and a Director of our subsidiary Sunvalley Solar Tech, Inc. Mr. Hsien graduated from the University of California Berkeley with Bachelor of Art in Architecture. He has worked in design and construction over 15 years. With his architectural and design-build construction background, Mr. Hsien is able to run a very efficient design and construction team at Sunvalley Solar Tech Inc., providing turn-key solutions and project management in the solar industry. Mr. Hsien has been in charge of the engineering department and construction at Sunvalley over the past 8 years, helping Sunvalley to become famous for fast turnaround time and quality craftsmanship and installation of solar systems through its in-house engineering design team and construction crew.

Xueze Zheng, our newly-appointed director, received a Ph.D. degree in optical instruments from Tsinghua University. He is currently a Director of Advanced Photonics at Wave-2-Wave, and an Advisory Board Member of Axalume Inc. He worked for Oracle formerly as a Photonics Director, Sun Microsystems as a Senior Staff Engineer and Calient Networks Incorporated as a manager of optical engineering. Dr. Zheng is a well-recognized expert in Optic components, Opto-electronic integration, Silicon photonics and solar technology. Dr. Zheng is a Senior Member of IEEE and a Fellow of the Optical Society of America (OSA). He has authored or coauthored more than 200 papers in technical journals and conferences and holds 97 U.S. patents.

We have not entered into any fixed compensation arrangements with Mr. Hsien or Mr. Zheng for their service as members of the Board of Directors.  Mr. Hsien’s compensation for his service as CEO of Sunvalley Solar Tech, Inc. is disclosed in our Annual Report on Form 10-K filed April 17, 2017.  With the exception of Mr. Hsien’s compensation for his service as CEO of Sunvalley Solar Tech, Inc., our newly-appointed Directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

2017 Equity Incentive Plan

On October 2, 2017, our Board of Directors approved the Sunvalley Solar, Inc. 2017 Equity Incentive Plan (the “Plan”).  The purpose of the Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company by linking their interests in the Company’s success with those of the Company and its shareholders.  The Plan provides that up to a maximum of 10,000,000 shares of the Company’s common stock (subject to adjustment) are available for issuance under the Plan.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Sunvalley Solar, Inc. 2017 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunValley Solar, Inc.

/s/ Zhijian Zhang

Zhijian Zhang
Chief Executive Officer

Date: October 3, 2017

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